General Steel Receives NYSE Notification Regarding Closing Price Requirement Under NYSE’s Continued Listing Standard

BEIJING – January 15, 2014 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, announced today that the New York Stock Exchange, Inc. (the “NYSE”) has notified the Company that it has fallen below the NYSE's continued listing standard that requires a minimum average closing price of $1.00 per share of the Company’s common stock over a 30 consecutive trading day period.

Under the NYSE regulations, the Company has a cure period of six months from receipt of the NYSE’s notice to cure the deficiency by regaining compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, the Company has a closing share price and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The Company responded to the NYSE within the required response period, stating its intent to cure this deficiency. Subject to compliance with the NYSE’s other continued listing standards and ongoing oversight, the Company’s common stock will continue to be listed and traded on the NYSE during the six-month cure period. The Company’s business operations and United States Securities and Exchange Commission reporting requirements are not affected by the receipt of the NYSE’s notice. The Company intends to actively monitor the closing price of its common stock during the cure period and will evaluate available options to resolve this deficiency and regain compliance with the applicable NYSE regulations.

About General Steel

General Steel, headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region, and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com